Exhibit 21

LIST OF THE WESTERN UNION COMPANY SUBSIDIARIES

(as of December 31, 2006)

Name of Subsidiary	Jurisdiction of Incorporation
American Rapid Corporation	Delaware
Dyoser Investments SL	Spain
E Commerce Group Products Inc.	New York
E Commerce Group, Inc.	New York
E-Pago Fácil SA	Argentina
FDI Merchant Services Holding CV	Netherlands
Finanzadirecto.com, Inc.	Georgia
First Data CashCard Acquisition Partnership	Australia
First Data DSOS (Bermuda) Holding Finance Limited	Bermuda
First Data DSOS Holding (Bermuda) Limited	Bermuda
First Data DSOS Holding (Bermuda) Ltd. & Co. OEG	Austria
First Data DSOS Management (Bermuda) Limited	Bermuda
First Data (Hellas) International Holdings SA	Greece
First Data POS Deutschland GbR	Germany
First Financial Management Corporation	Georgia
Global Collection Services, S.A.	Argentina
Global Money Transfers, Inc.	Delaware
GMT Group, Inc.	Delaware
Grant Financial Group, Inc.	California
Grupo Dinámico Empresarial, S.A. de C.V.	Mexico
LawNet, Inc.	New York
LegalTech Inc.	New York
Lifecom SARL	Luxemberg
Montvale Mortgage Associates, LLC	Delaware
MT Caribbean Holdings Srl	Barbados
MT Global Holdings Ltd.	Bermuda
MT Holdings (Bermuda) Limited	Bermuda
MT International Holdings Limited	Bermuda
MT International Operations Ltd.	Bermuda
MT International Operations Partnership	Bermuda
MT Network Holdings Ltd.	Bermuda
MT Processing Holdings Ltd.	Bermuda
MT Worldwide Holdings Ltd.	Bermuda
Neftis Investments SL	Spain
Operaciones Internationales de O.V., S de R.L. de C.V.	Mexico
Orlandi de Mexico S.A. de C.V.	Mexico
Orlandi Valuta	California
Red Global SA	Argentina
PayBills.com Inc.	New York
Paymap Inc.	Delaware
Servicio Electrónico de Pago S.A.	Argentina
Servicio Integral de Envios S. de R.L. de C.V.	Mexico
Servicios de Apoyo GDE, S.A. de C.V.	Mexico
Societe Financiere de Paiements SAS *	France
SpeedPay, Inc.	New York
Union del Oeste de Costa Rica SrL	Costa Rica
Vigo Check Cashing Corporation	New York

Name of Subsidiary	Jurisdiction of Incorporation
Vigo Financial Services, LP	Delaware
Vigo GP, Inc.	Delaware
Vigo LP, Inc.	Delaware
Vigo Remittance Corp.	Ontario
Vigo Remittance Corp.	New York
Vigo Telecommunications, Inc.	New York
Western Union Benelux MT Limited	Ireland
Western Union Chile Limitada	Chile
Western Union Communications, Inc.	Delaware
Western Union do Brasil Servicos e Participacoes Ltda.	Brazil
Western Union Financial Holdings, L.L.C.	New York
Western Union MT East	Russian Federation
Western Union Financial Services (Argentina) SRL	Argentina
Western Union Financial Services (Australia) Pty. Ltd.	Australia
Western Union Financial Services (Belgium), SPRL	Belgium
Western Union Financial Services (Canada), Inc.	Ontario
Western Union Financial Services Eastern Europe LLC	Delaware
Western Union Financial Services (France) International Sarl	France
Western Union Financial Services GmbH	Germany
Western Union Financial Services GmbH	Austria
Western Union Financial Services (Hong Kong) Limited	Hong Kong
Western Union Financial Services (Italia) Srl	Italy
Western Union Financial Services (Korea) Inc.	Korea
Western Union Financial Services Overseas, Inc.	Delaware
Western Union Financial Services, Inc.	Colorado
Western Union GB Limited	United Kingdom
Western Union Holdings, Inc.	Georgia
Western Union International Bank GmbH	Austria
Western Union International Headquarters SARL	France
Western Union International Limited	Ireland
Western Union Italy Holdings Srl	Italy
Western Union, LLC	Colorado
Western Union Morocco SARL	Morocco
Western Union Network (Canada) Co.	Nova Scotia
Western Union Network (France) SAS	France
Western Union Network (Ireland) Limited	Ireland
Western Union Northern Europe GmbH	Germany
Western Union Online Limited	Ireland
Western Union Operations (UK) Ltd.	United Kingdom
Western Union Overseas Limited	Ireland
Western Union Processing Limited	Ireland
Western Union Services Inc.	Maryland
Western Union Services India Private Ltd.	India
Western Union Services Singapore Pte. Ltd.	Singapore
Western Union UK Ltd.	United Kingdom